                                                                    Exhibit 20.1



March 16, 2000

                           ANNUAL DISTRIBUTION SUMMARY

                             AFCO CREDIT CORPORATION

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1999


ANNUAL HOLDERS' DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 1999 as set forth below:

Interest Payments
-----------------
A.       Pursuant to subsection 4.11(g);

         1.       Amount distributed to the Class A Holders                               $24,337,557.09

         2.       Amount distributed to the Class B Holders                               $ 1,436,482.41

         3.       Amount distributed to the Collateral Interest Holder                    $ 2,098,509.89



Principal Payments
------------------

B.       Pursuant to subsection 4.11(h)(i);

         1.       Amount distributed to the Class A Holders                               $ 0.00

         2.       Amount distributed to the Class B Holders                               $ 0.00

         3.       Amount distributed to the Collateral Interest Holder                    $ 0.00





                               AFCO CREDIT CORPORATION, as Servicer



                               By /s/ C. Leonard O'Connell
                                 -----------------------------------------------
                                 Name: C. Leonard O'Connell
                                 Title: Senior Vice President, Treasurer and
                                        Chief Financial Officer